                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                      ------------------------------------------

                                    FAROUDJA, INC.
                (Exact name of Registrant as specified in its charter)

     DELAWARE                                       77-0444978
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                   750 PALOMAR AVENUE, SUNNYVALE, CALIFORNIA 94086
           (Address of Registrant's Principal Executive Offices) (Zip Code)

                      ------------------------------------------

                  FAROUDJA, INC. 1997 PERFORMANCE STOCK OPTION PLAN

                              (Full title of the plans)

                                 KENNETH S. BOSCHWITZ
                         VICE PRESIDENT-BUSINESS DEVELOPMENT
                                 AND GENERAL COUNSEL
                                    FAROUDJA, INC.
                                  750 Palomar Avenue
                             Sunnyvale, California 94086
                                    (408) 735-1492
              (Name, address and telephone number of agent for service)

                      ------------------------------------------

                                   With a copy to:

                               MARK A. BONENFANT, ESQ.
                         BUCHALTER, NEMER, FIELDS & YOUNGER,
                              A PROFESSIONAL CORPORATION
                        601 South Figueroa Street, Suite 2400
                            Los Angeles, California  90017
                                    (213) 891-0700

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                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF SECURITIES               AMOUNT TO BE     OFFERING PRICE             AGGREGATE           AMOUNT OF
       TO BE REGISTERED               REGISTERED (1)     PER UNIT (2)           OFFERING PRICE      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
value per share                       400,000 shares       $2.94                $1,176,000             $326.92

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

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(1)  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and is calculated based on the closing price of the Company's Common Stock on The NASDAQ Stock Market on October 20, 1998.

PART II-INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The information contained in the S-8 Registration Statement filed by Faroudja, Inc., a Delaware corporation (the "Registrant"), Registration File No. 333-50811 filed with the Securities and Exchange Commission on April 23, 1998 (the "April Registration") is incorporated herein by reference. This Registration Statement relates to an amendment to the Registrant's 1997 Performance Stock Option Plan (the "Performance Plan") to increase the aggregate number of shares issuable thereunder from 725,000 to 1,125,000 as approved by the Registrant's stockholders at the 1998 Annual Meeting of Stockholders on June 10, 1998.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K as filed with the Commission for the year ended December 31, 1997;

     (b) The Registrant's Quarterly Reports on Form 10-Q as filed with the Commission for the quarters ended March 31, 1998 and June 30, 1998;

     (c) The description of the Common Stock of the Registrant contained in the Company's Registration Statement on Form 8-A (Reg. No. 0-23104), filed by the Company on September 19, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock offered hereby will be passed upon for the Company by Buchalter, Nemer, Fields & Younger, a Professional corporation, Los Angeles, California. Stuart D. Buchalter, of counsel to Buchalter, Nemer, Fields & Younger, is one of the Company's directors and beneficially owns 10,929 shares of Common Stock and options to purchase 6,515 shares of Common Stock granted pursuant to the Registrant's 1997 Non-Employee Directors Stock Option Plan.

ITEM 8.  EXHIBITS.

     The information on Item 8 "Exhibits" in the previous S-8 is supplemented as follows:

Exhibit
NUMBER              DESCRIPTION OF EXHIBIT
-------             ----------------------

     5.1       -    Opinion of Buchalter, Nemer, Fields & Younger, a
                    Professional Corporation
     23.1      -    Consent of Ernst & Young LLP, Independent Auditors
     23.2      -    Consent of Buchalter, Nemer, Fields & Younger, a
                    Professional Corporation (included in its opinion filed as
                    Exhibit 5.1)
     99.1      -    Second Amendment to the 1997 Performance Stock Option Plan
                    of Faroudja, Inc.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California on this 26th day of October, 1998.

                              FAROUDJA, INC.


                              By: /s/ Glenn W. Marschel, Jr.
                                  --------------------------
                                  Glenn W. Marschel, Jr.
                                  President

     Pursuant to the requirements of the Securities Act of 1933, this registration has been signed by the following persons in the capacities and on the date indicated.

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

          Name                                    Title                              Date
          ----                                    -----                              ----
/s/  Glenn W. Marschel, Jr.             Chief Executive Officer,                October 26, 1998
------------------------------          President and Director
Glenn W. Marschel, Jr.

/s/  Robert A. Sheffield                Vice President-Finance                  October 26, 1998
------------------------------          and Chief Financial Officer
Robert A. Sheffield

/s/  Yves Faroudja                      Chief Technical Officer, Director       October 26, 1998
------------------------------          and Chairman of the Executive
Yves Faroudja                           Committee

------------------------------          Director                                October __, 1998
Merv L. Adelson

/s/  Stuart D. Buchalter                Director                                October 26, 1998
------------------------------
Stuart D. Buchalter

/s/  Kevin B. Kimberlin                 Director                                October 26, 1998
------------------------------
Kevin B. Kimberlin

------------------------------          Director                                October __, 1998
Matthew D. Miller

------------------------------          Director                                October __, 1998
William N. Sick

/s/  William J. Turner                  Director                                October 26, 1998
------------------------------
William J. Turner

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